Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement of Regencell Bioscience Holdings Ltd. on Form F-1 of our report dated November 13, 2020, with respect to our audits of consolidated financial statements of Regencell Bioscience Holdings Ltd. and Subsidiaries as of and for the years then ended June 30, 2020 and 2019. We also consent to the reference to our Firm under the heading “Experts” in the prospectus.

/s/ Friedman LLP

New York, New York

April 26, 2021